M&K CPAS
PLLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 424(b)(4) of our report dated June 2, 2020, of OBITX, Inc. relating to the audit of the financial statements for the periods ending January 31, 2020 and 2019 and the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

November 2, 2020